UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.__)

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Ovid Therapeutics Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than The Registrant)

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1460 Broadway

New York, NY 10036

April 23, 2020

Dear Stockholder:

You are cordially invited to attend the 2020 Annual Meeting of Stockholders of Ovid Therapeutics Inc. (“Annual Meeting”), a Delaware corporation (“Ovid”). The meeting will be held on June 4, 2020 at 11:00 a.m. Eastern time.

Due to developments related to COVID-19, we have adopted a virtual format for our 2020 Annual Meeting, which will be conducted solely online.  You will be able to attend the Annual Meeting, ask questions and vote your shares during the meeting by visiting www.virtualshareholdermeeting.com/OVID2020. To participate in the Annual Meeting you will need the 16-digit control number located on the Notice Regarding Availability of Proxy Materials (“Notice of Internet Availability”) or your proxy card (if applicable). Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of Internet Availability.

Additional details regarding access to the Annual Meeting and the business to be conducted at the Annual Meeting are described in the accompanying Notice of 2020 Annual Meeting of Stockholders and proxy statement.

We are pleased to once again offer our proxy materials over the Internet under the U.S. Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability instead of paper copies of the Notice of Annual Meeting, proxy statement, proxy card and our 2019 Annual Report. The Notice of Internet Availability contains instructions on how to access those documents over the Internet. The Notice of Internet Availability also contains instructions on how stockholders can receive a paper copy of our proxy materials. By providing our proxy materials over the Internet, we are reducing the environmental impact and cost of our Annual Meeting.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we hope you will vote as soon as possible. You may vote over the Internet, by telephone or, if you request a paper proxy card, please mark, sign and date the proxy card when received and return it promptly in envelope provided. Please carefully review the instructions on each of your voting options described in this proxy statement, as well as in the notice you received in the mail. If you vote by proxy and also attend the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote.

On behalf of the Board and the employees of Ovid, we appreciate your investment in Ovid and urge you to cast your vote as soon as possible.

Sincerely,

/s/ Jeremy M. Levin

Jeremy M. Levin, DPhil, MB BChir
Chief Executive Officer

OVID THERAPEUTICS INC.

1460 Broadway, Suite 15044

New York, New York 10036

(646) 661-7661

NOTICE OF 2020 ANNUAL MEETING OF STOCKHOLDERS

Time	11:00 a.m. Eastern time

Date	Thursday, June 4, 2020

Virtual Meeting

The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/OVID2020 and entering your control number (included in the Notice Regarding Availability of Proxy Materials mailed to you).

Purposes

(1)   To elect the nominees named in the attached proxy statement as directors, to serve on the Board for a three-year term.

(2)   To ratify the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

(3)   To conduct any other business that may properly come before the meeting or any adjournment or postponement thereof.

These items of business are more fully described in the proxy statement accompanying this notice.

Record Date

The record date for the Annual Meeting is April 9, 2020. Only stockholders of record at the close of business on that date may vote at the meeting or any adjournment thereof.

A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by any stockholder of record for purposes germane to the Annual Meeting at www.virtualshareholdermeeting.com/OVID2020 for a period of 10 days prior to the Annual Meeting through the close of such meeting.

Voting by Proxy

We cordially invite you to attend the virtual Annual Meeting. Whether or not you expect to attend the virtual Annual Meeting, please vote by telephone or through the Internet, or, if you request a paper proxy card by mail, by completing and returning the proxy card mailed to you, as promptly as possible in order to ensure your representation at the Annual Meeting. Voting instructions are provided in the Notice of Internet Availability, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying Proxy Statement. If you vote by proxy and also attend the virtual Annual Meeting, there is no need to vote again at the Annual Meeting unless you wish to change your vote. Please note, however, that if your shares are held of record by a brokerage firm, bank or other agent and you wish to vote online at the Annual Meeting, you must obtain a proxy issued in your name from that agent in order to vote your shares that are held in such agent’s name and account.

By order of the Board,

/s/ Thomas M. Perone

Thomas M. Perone, General Counsel & Corporate Secretary

New York, New York
April 23, 2020

i

OVID THERAPEUTICS INC.

1460 Broadway, Suite 15044

New York, New York 10036

(646) 661-7661

PROXY STATEMENT

FOR THE 2020 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 4, 2020

AT 11:00 A.M. EASTERN TIME

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

We are providing you with these Proxy Materials (as defined below) because the Board of Ovid Therapeutics Inc. (the “Board”) is soliciting your proxy to vote at the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of Ovid Therapeutics Inc., including at any adjournments or postponements thereof.  The Annual Meeting will be a virtual stockholder meeting and will take place on Thursday, June 4, 2020 at 11:00 A.M. Eastern time. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/OVID2020. You will need the 16‐digit control number provided on the Notice Regarding Availability of Proxy Materials (the “Notice of Internet Availability”) or your proxy card (if applicable). You are invited to attend the Annual Meeting to vote on the proposals described in this Proxy Statement. However, you do not need to attend the Annual Meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy. The Proxy Materials (as defined below) are being made available or distributed on or about April 23, 2020. As used in this Proxy Statement, references to “we,” “us,” “our” and “the Company” refer to Ovid Therapeutics Inc.

Why did I receive a Notice of Internet Availability of Proxy Materials on the Internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials over the Internet. Accordingly, on or about April 23, 2020, we have sent you a Notice of Internet Availability because the Board is soliciting your proxy to vote at the Annual Meeting, including at any adjournments or postponements of the Annual Meeting. The Notice of 2020 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and the Annual Report on Form 10-K for the year ending December 31, 2019 (collectively the “Proxy Materials”) are available to stockholders on the Internet. Instructions on how to access the Proxy Materials over the Internet or instructions on how to request a printed copy of the Proxy Materials may be found in the Notice of Internet Availability.

The Notice of Internet Availability will provide instructions as to how a stockholder of record may access and review the Proxy Materials, including the Notice of Annual Meeting, proxy statement, proxy card and Annual Report on Form 10-K, on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent by mail to the stockholder of record. The Notice of Internet Availability will also provide voting instructions. In addition, stockholders of record may request to receive the Proxy Materials in printed form by mail or electronically by e-mail on an ongoing basis for future stockholder meetings. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 23, 2020 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the Internet on the same date.

Will I receive any other Proxy Materials by mail?

You will not receive any additional Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability, which we may send on or after May 23, 2020.

When is the record date for the Annual Meeting?

The Board has fixed the record date for the Annual Meeting as of the close of business on April 9, 2020.

Why is Ovid conducting a virtual Annual Meeting?

Due to the current public health crisis relating to COVID-19, we believe that adopting the virtual meeting format will help protect the health and well-being of our directors, members of management and stockholders who wish to attend the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting, including the ability to submit questions and comments and to vote . We believe that hosting a virtual meeting is in the best interest of our stockholders and enables increased stockholder attendance and participation in light of the current circumstances.

How do I attend the Annual Meeting?

The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online.  The Annual Meeting can be accessed by visiting the following website: www.virtualshareholdermeeting.com/OVID2020. To participate in the Annual Meeting, you will need the 16‐digit control number included on your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable. The meeting webcast will begin promptly at 11:00 a.m. Eastern time. We encourage you to access the meeting prior to the start time. Online check-in will start 15 minutes before the meeting, and you should allow ample time for the check-in procedures.  If your shares are held by a broker and you do not have a control number, please contact your broker as soon as possible so that you can be provided with a control number. We recommend that you log in a few minutes before the Annual Meeting to ensure that you are logged in when the meeting starts. Information on how to vote online during the Annual Meeting is discussed below.

How do I ask a question at the Annual Meeting?

As part of the Annual Meeting, we will hold a live question and answer session during which we intend to answer questions submitted during the meeting in accordance with the rules of conduct posted on the meeting website, as time permits. Only stockholders of record as of April 9, 2020 may submit questions or comments. If you would like to submit a question, you may do so by accessing the Annual Meeting at www.virtualshareholdermeeting.com/OVID2020, logging in using the control number provided in the Notice of Internet Availability and typing your question in the appropriate box in the meeting portal.

In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that such remarks are respectful of your fellow stockholders and meeting participants. Questions and answers may be grouped by topic and substantially similar questions may be grouped and answered once. In addition, questions may be ruled out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker's own personal, political or business interests.

What do I do if I have technical difficulties in connection with the Annual Meeting?

The Annual Meeting will begin promptly at 11:00 a.m. Eastern time. We encourage you to access the Annual Meeting approximately 15 minutes in advance to allow ample time for you to log in to the meeting and test your computer audio system. We recommend that you carefully review the above procedures needed to gain admission in advance. Technicians will be ready to assist you with any technical difficulties you may have accessing the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or during the meeting, please call the technical support number that will be posted on the meeting login page at www.virtualshareholdermeeting.com/OVID2020.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 9, 2020 will be entitled to vote online during the Annual Meeting. On this record date, a total of 54,754,065 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If on April 9, 2020, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are a stockholder of record. As a stockholder of record, you may vote online during the meeting, vote by proxy over the telephone or through the Internet, or vote by proxy using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If on April 9, 2020, your shares were held, not in your name, but rather in an account at a brokerage firm, bank, dealer or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting. However, since you are not the stockholder of record, you may not vote your shares online during the meeting unless you request and obtain a valid proxy from your broker or other agent.

What am I voting on?

There are two matters scheduled for a vote:

•	Election of two Class III directors to hold office until the 2023 Annual Meeting of Stockholders; and
•	Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020.

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote on those matters in accordance with their best judgment.

How do I vote?

If you are a stockholder of record and your shares are registered directly in your name, you may vote:

•

By Internet. To vote through the Internet, go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your Internet vote must be received by 11:59 p.m., Eastern time on June 3, 2020 to be counted.

•

By Telephone. Call (800) 690-6903 toll-free from the U.S., U.S. territories and Canada, and follow the instructions on the Notice of Internet Availability. You will be asked to provide your control number from the Notice of Internet Availability. Your telephone vote must be received by 11:59 p.m., Eastern time on June 3, 2020 to be counted.

•

By Proxy Card. Complete and mail the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

Online during the Annual Meeting. Access the Annual Meeting by visiting www.virtualshareholdermeeting.com/OVID2020 and providing your 16-digit control number from your Notice of Internet Availability, on your proxy card or on the instructions that accompanied your proxy materials, as applicable.

If your shares of common stock are held in street name (i.e., held for your account by a broker, bank or other nominee), you should have received a notice containing voting instructions from that organization rather than from us. You should follow the instructions in the notice to ensure your vote is counted. To vote during the Annual Meeting, you must obtain a valid proxy from your broker or other nominee. Follow the instructions from your broker, bank or other nominee or contact your broker, bank or other nominee to request a proxy form.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own as of April 9, 2020.

What are the Board’s recommendations on how to vote my shares?

The Board recommends a vote:

•	Proposal 1: FOR election of the two Class III directors nominees
•	Proposal 2: FOR ratification of the selection of KPMG LLP as our independent registered public accounting firm for the year ending December 31, 2020.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by either completing your proxy card, by telephone or through the Internet prior to 11:59 p.m., Eastern time on June 3, 2020 or during the virtual Annual Meeting, your shares will not be voted. If you return a signed and dated proxy card or otherwise vote without making voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director and “For” ratification of the selection of KPMG LLP as our independent registered public accounting firm. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If your shares are held in street name, your bank, broker or other nominee may under certain circumstances vote your shares if you do not timely instruct your broker, bank or other nominee how to vote your shares. Banks, brokers and other nominees can vote your unvoted shares on routine matters but cannot vote such shares on non-routine matters. If you do not timely provide voting instructions to your bank, broker or other nominee to vote your shares, your bank, broker or other nominee may, on routine matters, either vote your shares or leave your shares unvoted. The election of directors (Proposal 1) is a non-routine matter. The ratification of the selection of our independent registered public accounting firm (Proposal 2) is a routine matter. We encourage you to provide voting instructions to your bank, broker or other nominee. This ensures that your shares will be voted at the Annual Meeting according to your instructions. You should receive directions from your bank, broker or other nominee about how to submit your proxy to them at the time you receive this proxy statement.

If you are a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to these Proxy Materials, our directors and employees may also solicit proxies in person, by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. If you are the stockholder of record for your shares, you may revoke your proxy at any time before the final vote at the Annual Meeting in one of the following ways:

•	by submitting another properly completed proxy with a later date;
•	by transmitting a subsequent vote over the Internet or by telephone prior to 11:59 a.m., Eastern time on June 3, 2020;
•	by attending the virtual Annual Meeting and voting online during the meeting; or
•	by notifying our Corporate Secretary in writing at 1460 Broadway, Suite 15044, New York, New York 10036 that you are revoking your proxy.

Your last vote, whether prior to or at the Annual Meeting, is the vote that we will count.

Beneficial Owner: Shares Registered in the Name of a Broker, Bank or Similar Organization

If your shares are held in street name, you must contact your broker or nominee for instructions as to how to change your vote. Your attendance at the virtual Annual Meeting does not revoke your proxy. Your last vote, whether prior to or during the Annual Meeting, is the vote that we will count.

How is a quorum reached?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. On the record date, there were 54,754,065 shares outstanding and entitled to vote. Thus, the holders of 27,377,033 shares must be present or represented by proxy at the Annual Meeting to have a quorum. The inspectors of election appointed for the Annual Meeting will determine whether or not a quorum is present.

Abstentions and broker non-votes, if any, will be counted towards the quorum requirement. If there is no quorum, the holders of a majority of shares present at the meeting or represented by proxy may adjourn the meeting to another date.

What are “broker non-votes”?

As discussed above, when a beneficial owner of shares held in “street name” does not give instructions to the broker or nominee holding the shares as to how to vote on matters deemed to be “non-routine,” the broker or nominee cannot vote the shares. These unvoted shares are counted as “broker non-votes.” Proposal 1 is considered to be “non-routine” and we therefore expect broker non-votes to exist in connection with this proposal.

What vote is required to approve each item and how are votes counted?

Proposal 1: Election of Directors. For the election of directors, the nominees receiving the most “For” votes from the holders of shares present or represented by proxy and entitled to vote on the election of directors will be elected. Only votes “For” will affect the outcome. You may not vote your shares cumulatively for the election of directors.

Proposal 2: Ratification of the Selection of the Independent Registered Public Accounting Firm. To be approved, the selection of KPMG LLP as our independent registered public accounting firm for fiscal year ending December 31, 2020, must receive “For” votes from the holders of a majority of shares present or represented by proxy and entitled to vote on the matter. If you “Abstain” from voting, it will have the same effect as an “Against” vote.

How can I find out the results of the voting at the Annual Meeting?

We will announce preliminary voting results during our Annual Meeting. We will publish final voting results in a Current Report on Form 8-K that we expect to file no later than June 10, 2020. If final voting results are not available by June 10, 2020, we will disclose the preliminary results in the Current Report on Form 8-K and, within four business days after the final voting results are known to us, file an amended Current Report on Form 8-K to disclose the final voting results.

When are stockholder proposals due for the 2021 Annual Meeting of Stockholders?

If you wish to submit proposals for inclusion in our proxy statement for the 2021 annual meeting of stockholders (the “2021 Annual Meeting”), we must receive them on or before December 24, 2020. Nothing in this paragraph shall require us to include in our proxy statement or proxy card for the 2021 Annual Meeting any stockholder proposal that does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

If you wish to nominate a director or submit a proposal for presentation at the 2021 Annual Meeting, without including such proposal in next year’s proxy statement, you must be a stockholder of record and provide timely notice in writing to our Corporate Secretary c/o Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the first anniversary of the Annual Meeting, that is, between February 4, 2021 and March 6, 2021, provided, however, that in the event that the date of the 2021 Annual Meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive your notice (a) no earlier than the close of business on the 120th day prior to the currently proposed 2021 Annual Meeting and (b) no later than the close of business on the later of the 90th day prior to the 2021 Annual Meeting or the 10th day following the day on which we first make a public announcement of the date of the 2021 Annual Meeting. Your written notice must contain specific information required in Section 5 of our amended and restated bylaws (the “Bylaws”). For additional information about our director nomination requirements, please see our Bylaws.

Who should I call if I have any additional questions?

If you are the stockholder of record for your shares, please call Thomas M. Perone, our General Counsel and Corporate Secretary, at (646) 701-5169. If your shares are held in street name, please contact the telephone number provided on your voting instruction form or contact your broker or nominee holder directly.

PROPOSAL 1: ELECTION OF DIRECTORS

General

Our Board currently is composed of five directors. Our amended and restated certificate of incorporation provides for a classified Board consisting of three classes of directors. Each class of directors has a three-year term. Class I consists of Ms. Duncan and Dr. Williams, Class II consists of Mr. Friedman and Class III consists of Drs. Bernstein and Levin. Vacancies on our Board may be filled only by persons elected by a majority of the remaining directors. A director elected by our Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The term of office for the Class III directors expires in 2020. There are two directors whose term of office expires in 2020. Upon the recommendation of the Nominating and Corporate Governance committee, our Board has nominated Drs. Bernstein and Levin for election as directors at the Annual Meeting. Drs. Bernstein and Levin were previously elected to our Board by our stockholders. If you elect Drs. Bernstein and Levin, they will hold office until the annual meeting of stockholders in 2023 and until their successors have been duly elected and qualified, or, if sooner, until the respective director’s death, resignation or removal. Drs. Bernstein and Levin currently serve on our Board and both have consented to being named in this proxy statement and to serve if elected. The Board has no reason to believe that the nominees would prove unable to serve if elected. There are no arrangements or understandings between us and any director, or either nominee for directorship, pursuant to which such person was selected as a director or nominee. Our Board is actively searching for independent and qualified candidates to fill the vacancy and if a qualified nominee is found after the mailing of this proxy statement, the Board may appoint him or her to the Board in accordance with our Bylaws. Proxies cannot be voted for a greater number of persons than the number of nominees named in this proposal.

It is our policy to encourage, but not required, directors and nominees for director to attend the Annual Meeting. Dr. Levin attended the 2019 annual meeting of the stockholders. We anticipate that a majority of the members of the Board will attend the virtual Annual Meeting.

The brief biographies below includes information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills that led the Nominating and Corporate Governance Committee to believe that such directors should serve on the Board. There are no family relationships among any of our executive officers or directors.

Nominees	Age(1)	Term Expires	Position(s) Held	Director Since
Karen Bernstein	67	2020	Director	2015
Jeremy Levin	66	2020	Chief Executive Officer, Chairman of the Board	2015

(1)	As of April 23, 2020

Dr. Karen Bernstein, PhD has served as a member of our Board since September 2015. Prior to joining us, Dr. Bernstein co-founded BioCentury Inc., or BioCentury, a provider of clinical, regulatory and finance analysis and data for the biotechnology and pharmaceutical industries, where she served as Editor-in-Chief from its inception in August 1992 to August 2015.  Dr. Bernstein currently serves on the board of directors of Codiak Biosciences Inc., a privately held biopharmaceutical company, as a trustee for the Keck Graduate Institute and as a member of the board of overseers of Scripps Research. She previously served on the boards of directors of Vitae Pharmaceuticals, Inc., which was acquired by Allergan Holdco US, Inc., and Achaogen, Inc. Dr. Bernstein continues to serve as Chairman of the board of directors of BioCentury. Dr. Bernstein earned her BA in Politics and History from Brandeis University and her PhD in Political Science from Stanford University. We believe Dr. Bernstein’s extensive knowledge of the life science industry qualifies her to serve on our Board.

Dr. Jeremy Levin, D.Phil., MB BChir, has been our chief executive officer since March 2015 and chairman of our board of directors since April 2014. Prior to joining us, Dr. Levin was president and chief executive officer of Teva Pharmaceutical Industries Ltd., a publicly held pharmaceutical company, from May 2012 to October 2013. From September 2007 to December 2012, Dr. Levin held several roles at Bristol-Myers Squibb Company, a publicly held pharmaceutical company, ultimately serving as the senior vice president of strategy, alliances and transactions. Dr. Levin also served as a member of the executive committee at Bristol-Myers Squibb Company where he was the architect of and implemented the String of Pearls Strategy which transformed the company. Prior to that, Dr. Levin served as global head of strategic alliances at Novartis Institutes for Biomedical Research, Inc., a division of Novartis AG, from 2002 to 2007. Previously, he served on the board of directors of various public and private biopharmaceutical companies, including Biocon Ltd., and is currently on the board of directors for Lundbeck. Dr. Levin is the chairman of the

Biotechnology Innovation Organization. He was voted as one of the 25 most influential biotechnology leaders by Fierce Biotech in 2014. He has practiced medicine as a physician at university hospitals in England, South Africa and Switzerland. Dr. Levin earned his B.A. in zoology, M.A. in cell biology and DPhil. in chromatin structure, all from University of Oxford, and his MB and BChir from the University of Cambridge. We believe Dr. Levin’s extensive experience in the global biotechnology and pharmaceutical industry qualifies him to serve on our Board.

Vote Required

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors. Accordingly, the nominees receiving the highest number of affirmative votes will be elected. You may not vote your shares cumulatively for the election of directors. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named above. If a nominee becomes unavailable for election as a result of an unexpected occurrence, your shares will be voted for the election of a substitute nominee proposed by our Board.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR

THE NAMED DIRECTOR NOMINEES.

Directors Continuing in Office

Set forth below are the names, ages and length of service of the remaining members of our Board whose terms continue beyond the Annual Meeting.

Continuing Directors	Age(1)	Term Expires	Position(s) Held	Director Since
Barbara Duncan	55	2021	Director	2017
Doug Williams	62	2021	Director	2016
Bart Friedman	75	2022	Director	2015

(1)	As of April 23, 2020

The principal occupation, business experience and education of each continuing director are set forth below. Unless otherwise indicated, principal occupations shown for each director have extended for five or more years.

Barbara Duncan has served as a member of our Board since June 2017. She previously served as the Chief Financial Officer and Treasurer at Intercept Pharmaceuticals, Inc., a publicly held biopharmaceutical company from May 2009 to July 2016. Prior to Intercept, Ms. Duncan held various senior leadership roles of increasing responsibility at DOV Pharmaceutical, Inc., a biotechnology company, including Chief Financial Officer and ultimately serving as Chief Executive Officer prior to DOV’s sale to Euthymics Bioscience, Inc., a biopharmaceutical company, in 2010. Ms. Duncan has also held roles in the corporate finance groups at SBC Warburg Dillon Read, Inc. and Lehman Brothers Inc. She currently serves on the boards of directors of Immunomedics, Inc., Jounce Therapeutics, Inc., Adaptimmune Therapeutics plc and ObsEva SA, and previously served on the board of directors of Innoviva, Inc. and Aevi Genomic Medicine, Inc.  Ms. Duncan received her BS from Louisiana State University and her MBA from the Wharton School of the University of Pennsylvania. We believe that Ms. Duncan’s financial background and extensive experience in executive positions with several pharmaceutical companies combined with her experience serving on the boards of directors of multiple public companies is important to our strategic planning and financing activities and gives her the qualifications, skills and financial expertise to serve on our Board.

Doug Williams, PhD has served as a member of our Board since January 2016. Dr. Williams is President, Chief Executive Officer and a member of the board of directors of Codiak Biosciences, Inc., a biotechnology company, which was founded in November 2015. Prior to that, he served as Biogen Inc.’s Executive Vice President, Research and Development from January 2011 to July 2015. From 2004 to 2010, Dr. Williams served in various roles at ZymoGenetics, Inc., a former publicly held pharmaceutical company, and a subsidiary of Bristol-Myers Squibb Company, a publicly held pharmaceutical company, most recently in the role of Chief Executive Officer and a member of its board of directors.  Prior to that, Dr. Williams held senior leadership positions within the biotechnology industry, including Chief Scientific Officer and Executive Vice President of Research and Development at Seattle Genetics, Inc., a publicly held biotechnology company, Senior Vice President and Washington Site Leader at Amgen, Inc., a publicly held biopharmaceutical company, and Executive Vice President and Chief Technology Officer at Immunex Corporation, a publicly held pharmaceutical company, which was acquired by Amgen Inc. in 2002. Dr. Williams is currently a member of the board of directors of AC Immune SA, a publicly held biopharmaceutical company, and was previously a member of the boards of directors of Regulus Therapeutics, Inc. and Ironwood Pharmaceuticals, Inc., both publicly held biotechnology companies. Dr. Williams earned his BS in Biological Sciences from the University of Massachusetts, Lowell and his PhD in Physiology from the State University of New York at Buffalo, Roswell Park Memorial In. We believe Dr. Williams’s scientific and senior leadership experience within the life sciences industry qualifies him to serve on our board of directors.

Bart Friedman, JD has served as a member of our Board since 2015 and is our lead independent director. Mr. Friedman is Senior Counsel at Cahill Gordon & Reindel LLP, a New York law firm, but was a partner since 1980. Mr. Friedman’s practice focuses on corporate governance investigations and advisory and crisis advisory. Earlier in his career, Mr. Friedman worked at the Securities and Exchange Commission, initially as Special Counsel and later as Assistant Director. Mr. Friedman previously served as Chairman of the board of directors of the Sanford C. Bernstein Mutual Funds and as lead independent director of the board of directors of Allied World Assurance Holdings.  Mr. Friedman earned his AB from Long Island University and his JD from Harvard Law School and served for one year on the Research Faculty of Harvard Business School. We believe Mr. Friedman’s broad experience advising financial institutions, global corporations and boards of directors of publicly held companies qualifies him to serve on our Board.

INFORMATION REGARDING THE BOARD AND CORPORATE GOVERNANCE

Board Independence

As required under The Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s Board must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and the Company, its senior management and its independent auditors, our Board has affirmatively determined that all of our directors whose terms continue beyond the Annual Meeting, except Dr. Levin, by virtue of his position as our Chief Executive Officer, is an independent director within the meaning of the applicable Nasdaq listing standards. In making these determinations, our Board has determined, upon the recommendation of our Nominating and Corporate Governance Committee, that none of these directors or the nominees for director had a material or other disqualifying relationship with the Company. The Board also determined that each member of our Audit, Compensation and Nominating and Corporate Governance committees satisfies the independence standards for such committees established by the SEC and the Nasdaq listing standards, as applicable.

Leadership Structure and Risk Oversight

The Board is currently chaired by the Dr. Levin, our Chief Executive Officer. The Board has also appointed Mr. Friedman as lead independent director. The Board believes that combining the positions of Chief Executive Officer and Chairperson helps to ensure that the Board and management act with a common purpose. In the Board’s view, separating the positions of Chief Executive Officer and Chairman has the potential to give rise to divided leadership, which could interfere with good decision-making or weaken our ability to develop and implement strategy. Instead, the Board believes that combining the positions of Chief Executive Officer and Chairperson provides a single, clear chain of command to execute the Company’s strategic initiatives and business plans. In addition, we believe that a combined Chief Executive Officer/Chairperson is better positioned to act as a bridge between management and the Board, facilitating the regular flow of information.

The Board appointed Mr. Friedman as the lead independent director to help reinforce the independence of the Board as a whole. The position of lead independent director has been structured to serve as an effective balance to a combined Chief Executive Officer/Chairperson: the lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Chairperson, preside over meetings of the independent directors, act as liaison between the Chairperson and the independent directors, consult with the Chairperson in planning and setting schedules and agendas for Board meetings to be held during the year, and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Board believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Board believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chairperson, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors. In light of the Chief Executive Officer’s extensive history with and knowledge of the Company, and because the Board’s lead independent director is empowered to play a significant role in the Board’s leadership and in reinforcing the independence of the Board, the Board believes that it is advantageous for the Company to combine the positions of Chief Executive Officer and Chairperson.

One of the Board’s key functions is informed oversight of our risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight.

In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company.

Our Audit Committee has the responsibility to consider and discuss with management and the auditors, as appropriate, the Company’s guidelines and policies with respect to financial risk management and financial risk assessment, including the Company’s major financial risk exposures and the steps taken by management to monitor and control these exposures. In addition, the Audit Committee considers management risks relating to data privacy, technology and information security, including cyber security, and back-up of information systems and the steps the Company has taken to monitor and control such exposures as well as overseeing the performance of our internal audit controls. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking, including risks related to executive compensation and overall compensation and benefit strategies, plans, arrangements, practices and policies. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance guidelines, including whether they are successful in preventing illegal or improper liability-creating conduct. The Nominating and Corporate Governance Committee also oversees and reviews with management the Company’s major legal compliance risk exposures and the steps management has taken to monitor or mitigate such exposures, including the Company’s procedures and any related policies with respect to risk assessment and risk management. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. In connection with its reviews of the operations and corporate functions of our company, our Board addresses the primary risks associated with those operations and corporate functions. In addition, our Board reviews the risks associated with our company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies. While the Board and its committees oversee risk management strategy, management is responsible for implementing and supervising day-to-day risk management processes and reporting to the Board and its committees on such matters.

Board Meetings and Attendance

Our Board held 9 meetings during the fiscal year ended December 31, 2019. Each of the incumbent directors attended at least 75% of the total of the meetings of the Board and the meetings of the committees of the Board on which he or she served during the fiscal year ended December 31, 2019 (in each case, which were held during the period for which he or she was a director and/or a member of the applicable committee).

As required under applicable Nasdaq listing standards, in fiscal 2019, the Company’s independent, non-employee directors met six times in regularly scheduled executive sessions at which only independent directors were present. Mr. Friedman, the lead independent director, presided over the executive sessions and served as the liaison between the independent directors and the Chief Executive Officer and Chairman.

Board Committees

Our Board has established three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee, each of which is described more fully below. The Board has determined that each member of each committee meets the applicable Nasdaq rules and regulations regarding “independence” and each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Each of the committees operates pursuant to a written charter and each committee reviews and assesses the adequacy of its charter and submits its charter to the Board for approval. The charters are all available in the Investors – Governance section of our website, www.ovidrx.com. The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

The following table provides membership and meeting information for the year ended December 31, 2019 for each committee:

Name	Audit Committee	Compensation Committee	Nominating and Corporate Governance Committee
Karen Bernstein, PhD	X	X	X*
Barbara Duncan†	X*
Bart Friedman^†	X	X	X
Douglas Williams, PhD	X	X*	X
Total meetings in 2019	7	9	2

^	Lead Independent Director
†	Financial Expert
*	Committee Chair

Below is a description of each committee of the Board.

Audit Committee

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee our corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions, including, among other things:

•	evaluating the performance of and assesses the qualifications of the auditors;
•	determining whether to retain or terminate the existing auditors or to appoint and engage new auditors;
•	determining and approving the engagement of the auditors;
•	reviewing and approving the retention of the auditors to perform any proposed permissible non-audit services;
•	monitoring the rotation of partners of the auditors on the Company’s audit engagement team as required by applicable law;
•	conferring with management and the auditors regarding the effectiveness of internal control over financial reporting;
•

establishing procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; and

•

reviewing the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, and a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors.”

Drs. Bernstein and Williams, Ms. Duncan and Mr. Friedman served as members of the Audit Committee during 2019, with Ms. Duncan serving as chair of the committee. The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards). Our Board also determined that Mr. Friedman and Ms. Duncan were each an “audit committee financial expert” within the meaning of the SEC regulations and applicable listing standards of Nasdaq. During the fiscal year ended December 31, 2019, the Audit Committee met seven times.

Audit Committee Report

The material in this report is not “soliciting material,” is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2019 with management of the Company.  The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2019.

Ovid Therapeutics Inc.

Audit Committee

Barbara Duncan, Chair

Karen Bernstein, PhD

Bart Friedman

Douglas Williams, PhD

Compensation Committee

The Compensation Committee acts on behalf of the Board to review, modify (as needed) and approve, or review and recommend, as applicable, the overall compensation strategy and policies for the Company, including:

•	reviewing and approving, or reviewing and recommending to the Board for approval, annual corporate goals and objectives relevant to the compensation of our chief executive officer;
•	evaluating the performance of our chief executive officer in light of such corporate goals and objectives and determining the compensation of our chief executive officer;
•	reviewing and approving the compensation of our other executive officers and certain other members of senior management, as appropriate;
•	reviewing and making recommendations to the Board with respect to director compensation;
•	appointing, compensating and overseeing the work of any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	conducting the independence assessment outlined in Nasdaq rules with respect to any compensation consultant, legal counsel or other advisor retained by the Compensation Committee;
•	administration of our equity compensation plans, pension and profit-sharing plans, deferred compensation plans and other similar plan and programs; and
•	reviewing and discussing with management the compensation-related disclosure to be included in our annual proxy statement or Annual Report on Form 10-K.

Drs. Bernstein and Williams and Mr. Friedman served as members of the Compensation Committee during 2019, with Dr. Williams serving as chair of the committee. All members of the Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards. During the fiscal year ended December 31, 2019, the Compensation Committee met nine times.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets quarterly and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chairman of the Compensation Committee, in consultation with our Chief Executive Officer and our Senior Vice President of Human Resources. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation or individual performance objectives. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at our expense, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after assessing the independence of such person in accordance with SEC and Nasdaq requirements that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

During the past fiscal year, after taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Oyster Pond Associates, LLC (the “Consultant”), a compensation consulting firm, as a compensation consultant. The Compensation Committee has assessed the Consultant’s independence and determined that the Consultant had no conflicts of interest in connection with its provisions of services to the Compensation Committee. Specifically, the Compensation Committee engaged the Consultant to provide market data, peer group analysis and conduct an executive compensation assessment analyzing the current cash and equity compensation of our executive officers and directors against compensation for similarly situated executives and non-employee directors at companies in our peer group. Our management did not have the ability to direct the Consultant’s work.

Historically, our Compensation Committee has made most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings held during the first quarter of the year. However, our Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, our Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as executive and director stock ownership information, company stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels, including analyses of executive and director compensation paid at a peer group of other companies approved by our Compensation Committee.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible for, among other things:

•	identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board);
•	reviewing, evaluating and considering the recommendation for nomination of incumbent directors for re-election to the Board, as well as monitoring the size of the Board;
•	recommending to the Board the persons to be nominated for election as directors and to each of the committees of the Board;
•	assessing the performance of management and the Board; and
•	developing a set of corporate governance guidelines for the Company.

Drs. Bernstein, Williams and Mr. Friedman served as members of the Nominating and Corporate Governance Committee during 2019, with Dr. Bernstein serving as chair of the committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). During fiscal year ended December 31, 2019, the Nominating and Corporate Governance Committee met two times.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, understand the Company’s industry and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of our stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers diversity, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Committee will take into account the results of the Board’s self-evaluation, conducted annually on a group and individual basis. In the case of new director candidates, the Nominating and Corporate Governance Committee also determines whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. Generally, our Nominating and Corporate Governance Committee identifies candidates for director nominees in consultation with management, using search firms or other advisors, through the recommendations submitted by stockholders or through such other methods as the Nominating and Corporate Governance Committee deems to be helpful to identify candidates. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote. The Nominating and Corporate Governance Committee may gather information about the candidates through interviews, questionnaires, background checks or any other means that the Nominating and Corporate Governance Committee deems to be appropriate in the evaluation process. We have no formal policy regarding board diversity. Our Nominating and Corporate Governance Committee’s priority in selecting board members is identification of persons who will further the interests of our company through his or her established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, and professional and personal experiences and expertise relevant to our growth strategy.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by providing timely notice in writing to our Corporate Secretary at c/o Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036. To be timely, we must receive the notice not less than 90 days nor more than 120 days prior to the anniversary of the prior year’s annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, we must receive the stockholder’s notice (i) no earlier than the close of business on the 120th day prior to the proposed date of the annual meeting and (ii) no later than the close of business on the later of the 90th day prior to the annual meeting or the 10th day following the day on which we first make a public announcement of the date of the annual meeting. Submissions must include the specific information required in Section 5 of our Bylaws. For additional information about our director nomination requirements, please see our Bylaws and “Questions and Answers About These Proxy Materials and Voting – When are stockholder proposals due for the 2021 Annual Meeting of Stockholders?” above.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.ovidrx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grants any waiver from a provision of the Code to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on its website.

Corporate Governance Guidelines

The Board has adopted Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management.  The guidelines are also intended to align the interests of directors and management with those of our stockholders.  The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to, among other things, board composition and selection including diversity, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation.  The Corporate Governance Guidelines is available on our website at www.ovidrx.com under the heading “Investors –Governance – Committee Composition.”

Hedging Policy

Pursuant to our Insider Trading Policy, our officers, directors, employees and consultants are prohibited from engaging in short sales, transactions in publicly traded options, such as puts or calls, hedging transactions, margin accounts, pledges or other inherently speculative transactions with respect to our common stock at any time.

Stockholder Communications with Our Board

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. This information is available on our website at www.ovidrx.com under the heading “Investors – Governance.” The inclusion of our website address here and elsewhere in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.

PROPOSAL 2: RATIFICATION OF THE SELECTION OF THE INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

The Audit Committee of the Board has selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. KPMG LLP has audited the Company’s financial statements since 2015. A representative of KPMG LLP is expected to be available during the Annual Meeting with the opportunity to make a statement if he or she desires and to respond to appropriate questions.

Our organizational documents do not require that the stockholders ratify the selection of KPMG LLP as our independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of KPMG LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

Vote Required

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the annual will be required to ratify the selection of KPMG LLP.

Independent Registered Public Accounting Firm Fees

The following table represents aggregate fees billed to the Company for the fiscal years ended December 31, 2019 and 2018, by KPMG LLP, our independent registered public accounting firm. All fees described below were pre-approved by the Audit Committee.

	Fiscal Year Ended
	2019	2018
Audit fees(1)	$515,000	$486,581
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—
Total Fees	$515,000	$486,581

(1)	Audit fees consist of fees for our quarterly reviews and audit of our annual financial statements and in 2019, fees related to our secondary public offerings.

Pre-Approval Policies and Procedures

Our Audit Committee approves all audit and pre-approves all non-audit services provided by KPMG LLP before it is engaged by us to render non-audit services to ensure that the provision of these services does not impair the auditor’s independence. These services may include audit-related services, tax services and other non-audit services.

The pre-approval requirement set forth above does not apply with respect to non-audit services if:

•	all such services do not, in the aggregate, amount to more than 5% of the total fees paid by us to KPMG LLP during the fiscal year in which the services are provided;
•	such services were not recognized as non-audit services at the time of the relevant engagement; and
•	such services are promptly brought to the attention of and approved by the Audit Committee (or its delegate) prior to the completion of the annual audit.

The Audit Committee elected to delegate pre-approval authority to the chairperson of the Audit Committee to approve any one or more individual permitted non-audit services for which estimated fees do not exceed $75,000 as well as adjustments to any estimated pre-approval fee thresholds up to $50,000 for any individual service. Any services that would exceed such limits should be pre-approved by the full Audit Committee. The chairperson shall report any pre-approval granted at the next scheduled meeting of the Audit Committee.

Our Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE IN FAVOR OF PROPOSAL 2.

Executive Officers

The following table sets forth information regarding our executive officers as of the date of this proxy statement:

Name	Age	Position(s)
Jeremy M. Levin, DPhil, MB BChir	66	Chief Executive Officer, Chairman of the Board
Amit Rakhit, MD, MBA	50	President & Chief Medical Officer
Timothy Daly	48	Executive Vice President, Finance, Corporate Controller & Treasurer
Jason Tardio, MBA	43	Chief Commercial Officer
Thomas M. Perone, JD	55	General Counsel, Chief Compliance Officer & Corporate Secretary
Dirk Haasner, PhD, MPM	55	Senior Vice President, Global Regulatory Affairs

Jeremy M. Levin, DPhil, MB BChir. Biographical information for Dr. Levin is included above with the director biographies.

Amit Rakhit, MD, MBA, has served as our President since November 2019, Chief Medical Officer since April 2016. Prior to joining us, Dr. Rakhit served as senior vice president at Worldwide Medical at Biogen Inc., a publicly held biotechnology company, from 2014 to March 2016 and as vice president, program leadership and management from 2011 to  2014. During that time he worked on neurologic conditions such as spinal muscular atrophy, amyotrophic lateral sclerosis (ALS) and multiple sclerosis as well as hematologic conditions such as hemophilia. Prior to that, he worked at Bristol-Myers Squibb Company from 2001 to 2011 in various roles in clinical development and medical affairs, and ultimately was vice president, international medical organization. Dr. Rakhit earned his B.A. in molecular and cell biology from the University of California, Berkeley, his M.D. from Tufts University School of Medicine, his M.S. from Vanderbilt University School of Medicine and MBA from Columbia University. Dr. Rakhit completed his fellowship in pediatric cardiology at Harvard Medical School and practiced as part of the pediatric cardiac transplant service at Boston Children’s Hospital prior to joining the industry. Dr. Rakhit currently is an advisory trustee for the Liberty Science Center in Jersey City, New Jersey, and a healthcare advisor for the Partnership for NYC.

Timothy Daly, has served as our Executive Vice President, Finance, Corporate Controller & Treasurer since November 2019 and previously served as Senior Vice President, Finance and Corporate Controller and as Vice President, Finance and Corporate Controller from January 2018 to November 2019 and September 2015 to January 2018, respectively. Prior to joining us, Mr. Daly was Vice President of Finance and Corporate Controller at Advanced Health Media LLC, a global provider of technology to healthcare professionals, from 2013 to September 2015. Previously, he served as Vice President, Controller and Chief Accounting Officer at Enzon Pharmaceuticals, Inc., a publicly held pharmaceutical company, from 2011 to 2013. Before that, Mr. Daly served in various operational finance roles at ImClone Systems Incorporated from 1999 to 2011, including during the commercial launch of Erbitux®, and most recently as Director of Finance. Mr. Daly earned his B.S. in accounting from Rider University.

Jason Tardio, MBA has served as our Chief Commercial Officer since November 2019. Before joining us, Mr. Tardio served as Vice President, Head of the Multiple Sclerosis franchise at Novartis from September 2018 to November 2019 where he was responsible for developing and managing all aspects of the U.S. commercial plan, brand profit and loss (P&L), strategy development, and go-to-market modeling. Prior to Novartis, Mr. Tardio held roles of increasing responsibility at Biogen from 2009 to September 2018 where most recently he served as GM, Managing Director for Biogen’s Latin America South affiliate. Mr. Tadio’s 20 years of commercial experience in the biopharmaceutical industry began with various positions at Sepracor Inc. and at Wyeth Ayerst Laboratories, where he served in sales, sales training and marketing roles. Jason holds a Bachelor of Science from The College of New Jersey and an MBA in Pharmaceutical Marketing from St. Joseph’s University.

Thomas M. Perone, JD, MBA has served as our General Counsel, Chief Compliance Officer and Corporate Secretary since March 2019. He previously served at Celgene Corporation from April 2006 to May 2018 in positions of increasing levels of responsibility, most recently as vice president, assistant general counsel and assistant corporate secretary, where he was responsible for corporate securities matters; transactional matters including mergers, acquisitions and licensing opportunities; and contracting matters for North and South America, including supporting Celgene’s clinical, manufacturing and commercial teams. Prior to joining Celgene, he was a senior legal director at ImClone Systems Inc. from 2001 to 2006 and began his legal career as an associate attorney at Proskauer Rose LLP from 1997 to 2001. Mr. Perone received a B.Sc. in mechanical engineering from Rutgers University, an MBA from Fairleigh Dickinson University and a J.D. with honors from Seton Hall University School of Law.

Dirk Haasner, PhD, MPM has served as our Senior Vice President, Manufacturing and CMC QA since August 2019. Dr. Haasner previously served as our Senior Vice President, Global Regulatory Affairs, Manufacturing and CMC QA from March 2016 to August 2019, and as our Vice President, Global Regulatory Affairs from December 2015 to March 2016. Prior to joining us, Dr. Haasner was Vice President Regulatory and Medical Affairs, and Vice President Regulatory Strategy and Policy at Lundbeck USA, Inc., a H. Lundbeck A/S subsidiary, from 2002 to November 2015, with responsibility for all FDA interactions on several marketed orphan drugs and all Lundbeck development compounds. From 1994 to 2002, Dr. Haasner was employed at F. Hoffmann-La Roche AG, a publicly held healthcare company, where he held positions of increasing responsibility in global product development and global strategic marketing before being appointed Global Life-cycle Leader. Dr. Haasner co-founded the biotech start-up 4-Antibody AG that was acquired in 2014 by Agenus Inc., a publicly held biotechnology company. Dr. Haasner obtained a MSc in Molecular Biology at the University of Basel, Switzerland, a PhD in Cell Biology and Immunology at the Basel Institute for Immunology, and holds a postgraduate degree in Pharmaceutical Medicine from the EUCOR Universities Basel, Strasbourg and Freiburg.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Executive Officer Compensation

Summary Compensation Table

The following table sets forth information for each of the last two completed fiscal years regarding compensation awarded to or earned by our Chief Executive Officer and the two other most highly compensated executive officers, or collectively, the named executive officers, during the fiscal years indicated:

Name and Principal Position	Year	Salary ($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
Jeremy Levin, DPhil, MB BChir.	2019	530,450	2,187,660	265,225	25,645	3,008,980
Chief Executive Officer	2018	530,450	1907,388	200,000	23,700	2,661,538
Amit Rakhit, M.D., MBA	2019	480,962	896,885	199,792	13,298	1,590,937
President & CMO	2018	437,000	879,402	219,000	12,710	1,548,112
Timothy Daly	2019	308,996	457,831	115,157	15,295	897,279
EVP, Finance, Corporate Controller & Treasurer

(1)

The amounts reported in this column represent the aggregate grant date fair value of the option awards granted to our named executive officers during the years indicated as computed in accordance with Accounting Standards Codification (“ASC”) Topic 718 (“ASC 718”). See note 7 of Notes to Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made by the Company in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the named executive officers upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)

The amounts shown for non-equity incentive plan compensation represent amounts earned for the fiscal years presented, whether or not actually paid during such year. This column reflects amounts earned based on the achievement of company corporate objectives and individual goal achievements and other factors deemed relevant by the Board and Compensation Committee. For 2019, the Compensation Committee determined that 100% of the corporate objectives were achieved and that Drs. Levin and Rakhit and Mr. Daly were entitled to 100%, 105% and 105% of their target bonus, respectively. For 2018, the Compensation Committee determined that 88.5% of the corporate objectives were achieved and that Drs. Levin and Rakhit were entitled to 75% and 143% of their target bonus, respectively.  Mr. Daly was not a named executive officer during 2018.

(3)

This amount includes $15,806, $10,519 and $12,516 of matching contributions made by us to the 401(k) plan accounts of Drs. Levin and Rakhit and Mr. Daly, respectively, and $9,839, $2,779 and $2,779 in life insurance premiums paid by us on behalf of Drs. Levin and Rakhit and Mr. Daly, respectively.

Outstanding Equity Awards at Fiscal Year-End

The following table provides information regarding equity awards held by the named executive officers that were outstanding as of December 31, 2019:

	Option Awards
Name and Principal Position	Grant Date	Vesting Commencement Date	Number of Securities Underlying Unexercised Options (#) (Exercisable)	Number of Securities Underlying Unexercised Options (#) (Unexercisable)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price $	Option Expiration Date
Jeremy M. Levin, DPhil, MB BChir	6/8/2015	6/8/2015	372,093	—	(1)(2)	—	8.20	6/8/2025
Chief Executive Officer	7/11/2016	1/1/2016	182,170	3,876	(1)(2)	—	6.26	7/11/2026
	1/19/2017	1/1/2017	169,573	62,985	(1)(2)	—	8.50	1/19/2027
	1/19/2018	1/1/2018	138,958	151,042	(1)(2)	—	9.18	1/19/2028
	2/24/2019	2/24/2019	—	250,000	(1)(2)	—	1.89	2/24/2029
	12/18/2019	12/18/2019	—	600,000	(1)(2)	—	4.42	12/18/2029
Amit Rakhit, M.D., MBA	2/24/2016	2/24/2016	222,868	9,690	(1)(3)	—	8.35	2/24/2026
President & Chief Medical Officer	1/19/2017	1/1/2017	54,255	20,163	(1)(3)	—	8.50	1/19/2027
	1/19/2018	1/1/2018	45,520	49,480	(1)(3)	—	9.18	1/19/2028
	8/27/2018	8/27/2018	35,000	35,000	(5)	—	6.40	8/27/2028
	2/24/2019	2/24/2019	—	125,000	(1)(3)	—	1.89	2/24/2029
	4/1/2019	4/1/2019	—	50,000	(1)(3)	—	1.76	4/1/2029
	11/1/2019	11/1/2019	—	75,000	(1)(3)	—	2.46	11/1/2029
	12/18/2019	12/18/2019	—	200,000	(1)(3)	—	4.42	12/18/2029
Timothy Daly	5/10/2017	5/10/2017	125,000	—		—	8.50	1/19/2024
EVP, Finance, Corporate Controller	9/17/2017	9/17/2017	46,511	—	(1)(4)	—	8.35	9/17/2025
& Treasurer	7/11/2016	1/1/2016	31,879	679	(1)(4)	—	6.26	7/11/2026
	1/19/2017	1/19/2017	20,348	7,558	(1)(4)	—	8.50	1/19/2027
	1/19/2017	1/19/2017	46,510	—	(1)(4)	—	8.50	1/19/2027
	1/19/2018	1/1/2018	14,375	15,625	(1)(4)	—	9.18	1/19/2028
	8/27/2018	8/27/2018	5,625	5,625	(5)	—	6.40	8/27/2028
	2/24/2019	2/24/2019	—	50,000	(1)(4)	—	1.89	2/24/2029
	11/1/2019	11/1/2019	—	25,000	(1)(4)	—	2.46	11/1/2029
	12/18/2019	12/18/2019	—	125,000	(1)(4)	—	4.42	12/18/2029

(1)	25% of the shares underlying this option vested on the one-year anniversary of the vesting commencement date and the remainder vest in 36 equal monthly installments thereafter.
(2)

Pursuant to Dr. Levin’s employment agreement, any unvested shares underlying his option will become fully vested and exercisable upon a change in control or a covered termination (as each term is defined in his employment agreement).

(3)

Pursuant to Dr. Rakhit’s employment agreement, any unvested shares underlying his options will become fully vested and exercisable upon a change in control termination (as defined in his employment agreement).

(4)

Pursuant to Mr. Daly’s employment agreement, any unvested shares underlying his options will become fully vested and exercisable upon a change in control termination or a covered termination (as each term is defined in his employment agreement).

(5)

50% of the shares underlying this option vested on the one-year anniversary of the vesting commencement date and 50% of the shares underlying this option vested on the two-year anniversary of the vesting commencement date.

Employment Arrangements

Below are descriptions of our employment agreements and arrangements with our named executive officers. The agreements generally provide for at-will employment without any specific term and set forth the named executive officer’s initial base salary, eligibility for employee benefits and severance benefits upon a qualifying termination of employment or change in control of our company. Furthermore, each of our named executive officers has executed a form of our standard proprietary information and inventions assignment agreement. The key terms of the employment agreements with our named executive officers, including potential payments upon termination or change in control, are described below. The following table sets forth the 2019 and 2020 base salaries for our named executive officers:

Named Executive Officer	2019 Annual Base Salary ($)	2020 Annual Base Salary ($)
Jeremy M. Levin, DPhil, MB BChir	530,450	560,000
Chief Executive Officer
Amit Rakhit, M.D., MBA	480,962	500,000
President & CMO
Timothy Daly	308,996	385,000
EVP, Finance, Corporate Controller & Treasurer

Agreement with Dr. Levin

We entered into an amended and restated employment agreement with Dr. Levin, which became effective on May 4, 2017. Pursuant to this agreement, Dr. Levin is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of at least 50% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. In addition, if our Board determines that 100% of our written objectives and Dr. Levin’s individual objectives have been achieved for a given calendar year, Dr. Levin’s agreement provides that his base salary shall be adjusted for the following calendar year such that it is approximately equal to the 75th percentile of base salaries of peer group public company chief executive officers, as determined by Radford or another reputable compensation consultant selected by our Board. Additionally, Dr. Levin is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below.

Agreement with Dr. Rakhit

We entered into a second amended and restated employment agreement with Dr. Rakhit, which became effective on November 1, 2019. Pursuant to this agreement, Dr. Rakhit is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of up to 40% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees Prior to November 1, 2019, Dr. Rakhit was eligible to receive an annual target performance bonus of up to 35% of his base salary, as determined by our Board, under his prior employment agreement. Additionally, Dr. Rakhit is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below.

Agreement with Mr. Daly

We entered into a third amended and restated employment agreement with Mr. Daly, which became effective on December 18, 2019. Pursuant to this agreement, Mr. Daly is entitled to an annual base salary as may be adjusted by the Board from time to time, is eligible to receive an annual target performance bonus of up to 40% of his base salary, as determined by our Board, and is eligible to participate in all of the employee benefit plans that we generally make available to all of our full-time employees. Prior to December 18, 2019, Mr. Daly was eligible to receive an annual target performance bonus of up to 35% of his base salary, as determined by our Board, under his prior agreement. Additionally, Mr. Daly is entitled to certain severance benefits and change in control payments and benefits pursuant to his agreement, the terms of which are described under “—Potential Payments upon Termination or Change in Control” below.

Potential Payments upon Termination or Change in Control

Regardless of the manner in which a named executive officer’s service terminates, the named executive officer is entitled to receive amounts earned during his term of service, including salary and accrued unused vacation pay.

Termination Payments and Benefits

Under the terms of their respective employment agreements, certain of our named executive officers are eligible to receive the following severance payments and benefits upon a termination without “cause” or due to “permanent disability,” or upon “resignation for good reason,” each as defined below, or in the case of Dr. Levin due to death, contingent upon the named executive officer’s delivery to us of a satisfactory release of claims:

•

A severance amount, for Dr. Levin, equal to the sum of named executive officer’s monthly base salary plus one-twelfth of the target annual performance bonus paid to the named executive officer for the year preceding the year in which the termination occurs, multiplied by 36, payable over 36 months following termination in accordance with our standard payroll procedures; for Dr. Rakhit, equal to the sum of named executive officer’s monthly base salary plus one-twelfth of the target annual performance bonus paid to the named executive officer for the year preceding the year in which the termination occurs, multiplied by 18, payable over 18 months following termination in accordance with our standard payroll procedures; and for Mr. Daly, equal to the sum of named executive officer’s monthly base salary plus one-twelfth of the target annual performance bonus paid to the named executive officer for the year preceding the year in which the termination occurs, multiplied by 9, payable over 9 months following termination in accordance with our standard payroll procedures.

•

A monthly taxable cash payment equal to the premiums for the named executive officer, his spouse and his dependents for coverage under our group health plan in effect on the termination date, grossed up for all taxes owed by the named executive officer on such payment, for 36 months following termination for Dr. Levin, for 18 months following termination for Dr. Rakhit and for 9 months following termination for Mr. Daly, or if earlier, until the named executive officer becomes covered under a health insurance plan of a subsequent employer.

•

The vesting of all outstanding stock options and any other equity incentive awards held by Dr. Levin or Mr. Daly as of the termination date will be accelerated in full, the period during which each stock option may be exercised will be extended to the latest date permitted under the 2014 Plan, and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Levin or Mr. Daly under any other stock award pursuant to any equity incentive plan of the Company will lapse.

•

The reimbursement of legal fees incurred in connection with review of the release agreement of up to $50,000 for Dr. Levin, $15,000 for Dr. Rakhit and $5,000 for Mr. Daly. Reimbursement is only available for Dr. Rakhit if he is terminated with three months prior to, upon or within 12 months following a change in control.

•

Administrative and secretarial support, for Dr. Levin, for 36 months following the termination date, or such earlier date, when such executive obtains new full-time employment with administrative support.

Change in Control Payments and Benefits

Under the terms of the employment agreements, certain of our named executive officers are eligible to receive certain payments and benefits in connection with a “change in control,” as defined below, in lieu of the severance payments and benefits described above.

Dr. Levin. If Dr. Levin is our employee on the date of a change in control, he will be eligible to receive a bonus payment equal to the sum of Dr. Levin’s monthly base salary plus one-twelfth of the target annual performance bonus paid to Dr. Levin for the year preceding the year in which the change in control occurs, multiplied by 36, payable over 36 months in accordance with our standard payroll procedures. In addition, upon a change in control, the vesting of all outstanding stock options and other equity incentive awards held by Dr. Levin as of the date of the change in control will be accelerated in full, and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Levin under any other stock award pursuant to any equity incentive plan of the Company will lapse.

Dr. Rakhit. If Dr. Rakhit is terminated within three months prior to, upon or within 12 months following a change in control, he will be eligible to receive the benefits described above under “—Termination Payments and Benefits.” Dr. Rakhit will also be eligible to receive administrative and secretarial support for 18 months following the termination date. In addition, any unvested shares underlying his options will become fully vested and exercisable upon such a change in control termination and any reacquisition or repurchase rights applicable to any shares issued or issuable to Dr. Rakhit under any other stock award pursuant to any equity incentive plan of the Company will lapse.

Mr. Daly. If Mr. Daly is terminated within three months prior to, upon or within 12 months following a change in control, he will be eligible to receive a severance amount equal to the sum of named executive officer’s monthly base salary plus one-twelfth of the target annual performance bonus paid to the named executive officer for the year preceding the year in which the termination occurs, multiplied by 12, payable over 12 months following termination in accordance with our standard payroll procedures. In addition, any unvested shares underlying his options will become fully vested and exercisable upon such a change in control termination and any reacquisition or repurchase rights applicable to any shares issued or issuable to Mr. Daly under any other stock award pursuant to any equity incentive plan of the Company will lapse.

For purposes of the employment agreement with Dr. Levin:

•

“cause” means a determination by us based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of our confidential information or trade secrets, which use or disclosure causes harm to the Company; (ii) material breach of any agreement to which we and the named executive officer are a party resulting in harm to the Company; (iii) failure to comply with our written policies or rules resulting in material harm to the Company; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state; (v) negligence or willful misconduct relating to the named executive officer’s performance of his duties on behalf of the Company resulting in material harm to the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving written notification of the failure from the Board; (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or our directors, officers or employees, if we have requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer; (viii) violation of employee or ethical guidelines including, without limitation, violations of business practices and ethics commonly in place in similar companies in the United States; or (ix) violation of the code of conduct as stipulated and agreed to in the signed Lundbeck agreement, dated as of March 25, 2015, with H. Lundbeck A/S. With respect to clause (vi), Dr. Levin will be given written notice from the Board.

For purposes of the employment agreement with Dr. Rakhit:

•

“cause” shall mean a determination by the Company based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of our confidential information or trade secrets; (ii) material breach of any agreement to which we and the named executive officer are a party; (iii) material failure to comply with our written policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state; (v) negligence or willful misconduct relating to the named executive officer’s performance of his duties on behalf of the Company after receiving thirty (30) days’ written notice of such performance failures if such failures are not cured (if curable) during that thirty (30) day period; (vi) continuing failure to perform material and lawful assigned duties after receiving thirty (30) days’ written notification of the failure from the Company if such breach is not cured (if curable) during that thirty (30) day period; (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer; (viii) violation of employee or ethical guidelines including, without limitation, violations of business practices and ethics commonly in place in similar companies in the United States; or (ix) violation of the Company code of conduct and/or any contractual code of conduct to which the Company is obligated.

For purposes of the employment agreement with Mr. Daly:

•

“cause” shall mean a determination by the Company based upon reasonably available information of the named executive officer’s: (i) unauthorized use or disclosure of our confidential information or trade secrets; (ii) material breach of any agreement to which we and the named executive officer are a party; (iii) material failure to comply with our written policies or rules; (iv) conviction of, or plea of “guilty” or “no contest” to, a felony under the laws of the United States or any state; (v) negligence or willful misconduct relating to the named executive officer’s performance of his duties on behalf of the Company; (vi) continuing failure to perform material and lawful assigned duties after receiving thirty (30) days’ written notification of the failure from the Company if such breach is not cured (if curable) during that thirty (30) day period; (vii) failure to cooperate in good faith with a governmental or internal investigation of the Company or its directors, officers or employees, if the Company has requested the named executive officer’s cooperation without prejudice or personal liability to the named executive officer; (viii) violation of employee or ethical guidelines including, without limitation, violations of business practices and ethics commonly in place in similar companies in the United States; or (ix) violation of the Company code of conduct and/or any contractual code of conduct to which the Company is obligated.

For purposes of each of the employment agreements with Dr. Levin, Dr. Rakhit and Mr. Daly:

•

“change in control” means: (i) the acquisition by a natural person or entity of our securities representing more than 50% of our combined voting power other than by a merger, consolidation or similar transaction, except for certain transactions that are primarily a private financing for the Company or that result in an increase to the level of ownership above the specified level solely as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding; (ii) a consummated merger, consolidation or similar transaction immediately after which our stockholders cease to own, directly or indirectly, more than 50% of the combined voting power of the surviving entity or its parent; (iii) a consummated sale, lease, license or other disposition of all or substantially of our assets other than to certain related parties; or (iv), for Dr. Levin, the approval of a plan of complete dissolution or liquidation of the Company by the Board or the stockholders of the Company, or the complete dissolution or liquidation of the Company.

•

“resignation for good reason” means the named executive officer’s resignation from all employee positions he then holds with us within 90 days following any of the following events taken without the named executive officer’s consent, provided the named executive officer has given us written notice of the event within 30 days after the first occurrence of the event and we have not cured the event within 30 days thereafter:

•	a material decrease in the named executive officer’s annual base salary, other than in connection with a decrease in compensation for all comparable executives of the Company;
•	a relocation of the named executive officer’s principal place of work outside of a 50-mile radius of its current location; or
•	our material breach of the named executive officer’s employment agreement;
•

for Dr. Levin, the material diminishment of his duties or responsibilities (not simply a change in title or reporting relationship), other than in connection with a change in control following which the Company survives as a separate legal entity or business unit and the he holds materially the same position in the legal entity or business unit as he held before the change in control.

•	“permanent disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

In addition, Dr. Levin’s stock option agreement for his grant in June 2015 provides that upon a change in control, in addition to the accelerated vesting provisions set forth in his employment agreement, the period during which Dr. Levin’s stock options may be exercised will be extended through the end of the 10-year term of the stock option. The equity awards that we have granted, and may in the future grant, to our named executive officers under our equity incentive plans are also subject to the termination and change in control provisions of such plans.

Health and Welfare Benefits

All of our current named executive officers are eligible to participate in our employee benefit plans, including our medical, dental and vision insurance plans, in each case on the same basis as all of our other employees.

401(k) Retirement Plan

We maintain a defined contribution retirement plan for our employees. Our 401(k) plan is intended to qualify as a tax-qualified plan under Section 401 of the Code so that contributions to our 401(k) plan and income earned on such contributions are not taxable to participants until withdrawn or distributed from the 401(k) plan (except in the case of contributions under the 401(k) plan designated as Roth contributions, which are not taxable when distributed). Our 401(k) plan provides that each participant may contribute up to 100% of his or her pre-tax compensation, up to a statutory limit of $18,500 for 2018 and $19,000 for 2019. Participants who are at least 50 years old can also make “catch-up” contributions, which in 2018 and 2019 may be up to an additional $6,000 above the statutory limit. Under our 401(k) plan, each employee is fully vested in his or her deferred salary contributions. Employee contributions are held and invested by the plan’s trustee. Our 401(k) plan also permits us to make discretionary and matching contributions, subject to established limits and a vesting schedule. We make matching contribution equal to 100% of salary deferrals that do not exceed 3% of compensation plus 50% of salary deferrals between 3% and 5% of compensation.

Director Compensation

Cash and Equity Compensation

We maintain a non-employee director compensation policy, as amended from time to time. Each non-employee director receives an annual base retainer of $40,000. In addition, our non-employee directors receive the following cash compensation for board services, as applicable:

•	each member of our audit, compensation and nominating and corporate governance committees, other than the chairperson, receives an additional annual retainer of $5,000;
•	each chairperson of our audit, compensation and nominating and corporate governance committees receives an additional annual retainer of $12,500.

In addition, effective as of November 13, 2019, the lead independent director receives an additional annual retainer of $15,000.

These retainers are payable in arrears in four equal quarterly installments on the last day of each quarter, provided that the amount of such payment will be prorated for any portion of such quarter that the director is not serving on the Board. We also reimburse each of our directors for their travel expenses incurred in connection with their attendance at Board and committee meetings.

In addition, each non-employee director elected to the Board will receive an initial one-time option to purchase 26,500 shares of our common stock.  Prior to November 13, 2019, each non-employee director received an initial one-time option to purchase 11,627 shares of our common stock. The shares subject to each such stock option will vest monthly over a three-year period, subject to the director’s continued service as a director. Further, on the date of each annual meeting of stockholders, each non-employee director that continues to serve as a non-employee member on the Board will receive an option to purchase 13,250 shares of our common stock. Prior to November 13, 2019, each non-employee director that continued to serve as a non-employee member on the Board received an option to purchase 5,183 shares of our common stock. The shares subject to each such stock option will vest in full on the date that is 12 months after the grant date, subject to the director’s continued service as a director. The exercise price of these options will equal the fair market value of our common stock on the date of grant.

We also reimburse our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

This policy is intended to provide a total compensation package that enables us to attract and retain qualified and experienced individuals to serve as directors and to align our directors’ interests with those of our stockholders.

Director Compensation

The following table sets forth information concerning compensation accrued or paid to our independent, non-employee directors during the year ended December 31, 2019 for their service on our Board. Directors who are or were also our employees receive no additional compensation for their service as directors and are not set forth in the table below:

The following table sets forth information regarding the compensation earned for service on the Board by our non-employee directors during the year ended December 31, 2019. Dr. Levin also served on the Board, but did not receive any additional compensation for his service as a director and therefore is not included in the table below. The compensation for Dr. Levin as an executive officer is set forth above under “—Summary Compensation Table.”

Name	Fees Earned or Paid in Cash ($)	Option Awards(1)(2) ($)	Total ($)
Karen Bernstein, PhD	67,500	18,214	85,714
Barbara G. Duncan	57,500	18,214	75,714
Bart Friedman	70,000	18,214	88,214
Douglas Williams, PhD	67,500	18,214	85,714

(1)

The amounts reported in this column reflect the aggregate grant date fair value of the option awards granted to our directors as computed in accordance with ASC Topic 718. See note 7 of Notes to Financial Statements in our Annual Report on Form 10-K for a discussion of assumptions made us in determining the aggregate grant date fair value of our option awards. Note that the amounts reported in this column reflect the accounting cost for these stock options and do not reflect the actual economic value that may be realized by the directors upon the vesting of the stock options, the exercise of the stock options or the sale of the common stock underlying such stock options.

(2)	The following table provides information regarding the aggregate number of option awards granted to our non-employee directors that were outstanding as of December 31, 2019:

Name	Option Awards Outstanding at Year-End (#)
Karen Bernstein, PhD	97,371
Barbara G. Duncan	30,690
Bart Friedman	99,371
Douglas Williams, PhD	99,371

Indemnification

We have entered into separate indemnification agreements with each of our directors and executive officers, in addition to the indemnification provided for in our amended and restated bylaws. These indemnification agreements provide our directors and executive officers with contractual rights to indemnification and, in some cases, expense advancement in any action or proceeding arising out of their services as one of our directors or executive officers or as a director or executive officer of any other company or enterprise to which the person provides services at our request.

EQUITY COMPENSATION PLAN INFORMATION

The following table provides certain information with respect to all of our equity compensation plans in effect as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)(#)	Weighted-average exercise price of outstanding options, warrants and rights (b)($)	Number of securities remaining available for issuance under equity compensation plans (excluding securities reflected in column (a)) (c)(#)
Equity compensation plans approved by security holders:
2014 Equity Incentive Plan	2,953,391	7.88	—	(1)
2017 Equity Incentive Plan	4,451,904	4.45	2,199,765	(2)
2017 Employee Stock Purchase Plan	—	—	691,130	(3)
Equity compensation plans not approved by security holders	—	—	—
Total	7,405,295		2,890,895

(1)	No further grants were made under our 2014 Equity Incentive Plan after the completion of our initial public offering on May 4, 2017.
(2)

The number of shares of common stock reserved for issuance under the 2017 Equity Incentive Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by 5% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, or a lesser number of shares determined by our Board. Pursuant to the terms of the 2017 Equity Incentive Plan, an additional 2,735,516 shares were added to the number of available shares effective January 1, 2020.

(3)

The number of shares of common stock reserved for issuance under the 2017 Employee Stock Purchase Plan will automatically increase on January 1 of each year, beginning on January 1, 2018 and continuing through and including January 1, 2027, by the lesser of (i) 1% of the total number of shares of our capital stock outstanding on December 31 of the preceding calendar year, (ii) 550,000 shares or (iii) such lesser number of shares determined by our Board. The Board acted not to increase the number of shares of common stock reserved for future issuance under the 2017 Employee Stock Purchase Plan as of January 1, 2020.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures Regarding Transactions with Related Parties

We have adopted a written Related Person Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and approval or ratification of “related-persons transactions.” For purposes of our policy only, a “related-person transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we and any “related person” are participants involving an amount that exceeds  or will exceed $120,000 or, during such time as we qualify as a “smaller reporting company,” the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest. Transactions involving compensation for services provided to us as an employee, director, consultant or similar capacity by a related person are not covered by this policy. A related person is any executive officer, director, or a holder of more than 5% of our capital stock, including any of their immediate family members, and any entity owned or controlled by such persons.

Certain Related-Party Transactions

Below are our related-party transactions since January 1, 2018 to which we were a party or will be a party, other than compensation, termination and change of control arrangements with our named executive officers and directors, which are described where required under the sections entitled “Executive Officer and Director Compensation — Employment Arrangements” and “Director Compensation — Cash and Equity Compensation.”

We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that we would pay or receive, as applicable, in arm’s-length transactions with unrelated third parties.

Series B-1 Convertible Preferred Stock Purchase Agreement with Takeda

On January 6, 2017, we entered into a license and collaboration agreement with Takeda Pharmaceutical Company Limited (“Takeda”), pursuant to which Takeda granted to us an exclusive license to commercialize the compound TAK-935, which we now refer to as OV935, in certain territories, and a co-exclusive worldwide license, together with Takeda, to develop OV935. In consideration of the Takeda license agreement, we issued 1,781,996 shares of our Series B-1 convertible preferred stock, pursuant to a Series B-1 preferred stock purchase agreement (the “Stock Purchase Agreement”) at an ascribed price per share of $14.513 on January 6, 2017. Each share of Series B-1 convertible preferred stock issued to Takeda automatically converted into one share of our common stock upon the completion of our initial public offering. As a result of the issuance of the shares of Series B-1 convertible preferred stock to Takeda, Takeda became a holder of more than 5% of our capital stock.

Under the license agreement, we are obligated to pay Takeda future payments if and when certain milestones are achieved. Upon the first patient enrollment in the first Phase 3 trial for the first of the initial indications on which we and Takeda are focused, we are obligated to issue to Takeda the number of unregistered shares of our common stock equal to the lesser of (a) 8% of our outstanding capital stock on the issuance date or (b) $50.0 million divided by the closing bid price on the issuance date, unless certain events occur. In the event such payment would cause Takeda to own over 19.99% of our outstanding capital stock or other events occur, such payment must be paid in cash. The remaining potential global commercial and regulatory milestone payments equal approximately $35.0 million and can be satisfied in cash or unregistered shares of our common stock at our election, unless certain events occur.

Under the Takeda stock purchase agreement, Takeda is subject to a standstill that expires two years after the first commercial sale by us of a certain product, unless earlier terminated upon certain events. Takeda also agreed not to sell or otherwise transfer its shares to non-affiliates until the earlier of the expiration of the standstill restrictions and the public release of certain data that may be released under the Takeda license agreement. Takeda is, however, permitted to sell or transfer up to 1% of our outstanding capital stock in each quarter and or except as otherwise approved by our board of directors.

Pursuant to the Stock Purchase Agreement, Takeda has also agreed to vote its shares on certain matters in accordance with the holders of a majority of our shares of common stock until the earlier of the termination of the license agreement, our change in control, a sale of all or substantially all of our assets or the first date after the completion of this offering and after Takeda’s first milestone payment is paid on which Takeda owns less than 10% of our outstanding voting power. In the event Takeda fails to vote in accordance with these obligations, our chief executive officer at such time, as Takeda’s proxy and attorney-in-fact, may represent and vote on behalf of Takeda.

Takeda has also agreed that it will not beneficially own more than 19.99% of our outstanding common stock. We also agreed not to repurchase any shares of our capital stock that would cause Takeda to beneficially own more than 19.99% of our outstanding common stock.

Investors’ Rights Agreement

We are party to an amended and restated investors’ rights agreement, dated January 6, 2017, with the holders of our convertible preferred stock and certain holders of our common stock, including Shira Capital LLP, Takeda, Divo Holdings, LLC, Dr. Levin, our Chief Executive Officer and Chairman of our Board, and Dr. During, our former President and Chief Scientific Officer. This agreement provides that these holders are entitled to certain registration rights, including the right to demand that we file a registration statement or request that their shares be covered by a registration statement that we otherwise file. In addition to the registration rights, this agreement provides for certain information rights and rights of first refusal in favor of holders of our convertible preferred stock with regard to certain issuances of our capital stock. The information rights and rights of first refusal terminated immediately prior to the completion of our initial public offering. The registration rights will terminate upon the earliest of (1) the closing of a deemed liquidation event, as defined in our amended and restated certificate of incorporation, as currently in effect, (2) with respect to each stockholder, the date when such stockholder can sell all of its registrable shares without limitation during a three-month period without registration pursuant to Rule 144 of the Securities Act or another similar exemption under the Securities Act and (3) five (5) years after the completion of our initial public offering.

Participation in Public Offerings

In February 2019, we completed concurrent underwritten public offerings of 13,993,788 shares of our common stock, including partial exercise of the underwriters’ overallotment option, at a price to the public of $2.00 per share of common stock and 2,500 shares of our non-voting Series A convertible preferred stock (“Series A Preferred Stock”) at a price to the public of $2,000.00 per share of Series A Preferred Stock. Each share of Series A Preferred Stock is convertible into 1,000 shares of our common stock, provided that conversion will be prohibited, if, as a result, the holder and its affiliates will own more than 9.99% or 14.99%, at the holder’s election, of the total number of shares of our common stock outstanding after giving effect to the issuance of common stock pursuant to such conversion of Series A Stock. The following table summarizes the participation in these concurrent offerings by certain parties and their affiliated entities in which a related party had a direct or indirect material interest:

Participant	Common Stock Purchased in the Offering (#)	Series A Convertible Preferred Stock Purchased in the Offering (#)	Aggregate Purchase Price ($)
Takeda Pharmaceutical Company Limited	3,750,000	1,250	10,000,000
Entities affiliated with Shira Capital, LLC	2,000,000	—	4,000,000
Entities affiliated with Armistice Capital, LLC	750,000	—	1,500,000
Jeremy Levin	75,000	—	150,000

In October 2019, we completed concurrent underwritten public offerings of 10,350,000 shares of our common stock, including full exercise of the underwriters’ overallotment option, at a price to the public of $2.50 per share of common stock and 4,000 shares of Series A Preferred Stock at a price to the public of $2,500 per share. The following table summarizes the participation in these concurrent offerings by certain parties and their affiliated entities in which a related party had a direct or indirect material interest:

Participant	Common Stock Purchased in the Offering (#)	Series A Convertible Preferred Stock Purchased in the Offering (#)	Aggregate Purchase Price ($)
Takeda Pharmaceutical Company Limited	2,000,000	—	5,000,000
Entities affiliated with Biotechnology Value Fund, L.P.	2,000,000	2,000	10,000,000
Jeremy Levin	60,000	—	150,000

Series A Preferred Stock Exchange

In September 2019, we entered into an exchange agreement with entities affiliated with Biotechnology Value Fund, L.P. (the “Exchanging Stockholders”), pursuant to which we exchanged an aggregate of 1,262,000 shares of our common stock owned by the Exchanging Stockholders for an aggregate of 1,262 shares of Series A Preferred Stock for no additional consideration.

Consulting Agreement with Dr. During

In March 2019, we entered into a separation and consulting agreement with Dr. Matthew During in connection with Dr. During’s resignation as our President and Chief Scientific Officer effective as of April 1, 2019. Pursuant to the separation and consulting agreement, Dr. During agreed to non-solicit and non-compete covenants through such time as he remains a consultant to the Company, as well as a general release of claims in connection therewith. Dr. During agreed to a three-year consulting arrangement, pursuant to which he will be paid, amongst other specific milestone and meeting related fees, $150,000 per year for his role as the Chairman of the Company’s Scientific Advisory Board and $150,000 per year for other advisory and consulting services. Further, Dr. During was granted options to acquire 100,000 shares of common stock at an exercise price of $1.76 per share, the fair market value on April 1, 2019, which options shall vest in full upon completion of a specific clinical milestone, subject to Dr. During’s continued service through such vesting date. In the event such option does not vest by December 31, 2020, the stock option will expire. Provided further, in recognition of Dr. During’s service on the Scientific Advisory Board, Dr. During was granted options to acquire 75,000 shares of common stock at an exercise price equal to $1.76 per share, the fair market value on April 1, 2019. Either Dr. During or we may terminate the consulting arrangements pursuant to the Consulting Agreement in accordance with its terms, at any time and for any reason, upon thirty (30) days written notice to the other party. Upon such termination, we will have no further obligations to Dr. During, including any obligation to pay further consulting fees.

Indemnification Agreements

We entered into indemnification agreements with each of our current directors and executive officers. See the section titled “Executive Officer and Director Compensation — Indemnification.”

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us regarding the beneficial ownership of our common stock as of April 9, 2020, by: (i) each of our named executive officers; (ii) each of our directors; (iii) all of our executive officers and directors as a group; and (iv) each person, or group of affiliated persons, known by us to beneficially own more than 5% of any class of our voting securities.

Information with respect to beneficial ownership is based on information furnished to us by each director, executive officer or stockholder who holds more than 5% of our outstanding common stock, and Schedules 13G or 13D filed with the SEC, as the case may be. Beneficial ownership is determined according to the rules of the SEC and generally means that a person has beneficial ownership of a security if he or she possesses sole or shared voting or investment power of that security, and includes options and warrants that are exercisable within 60 days of April 9, 2020 and Series A preferred stock convertible within 60 days of April 9, 2020. Warrants, options to purchase shares of our common stock that are exercisable and shares of Series A preferred stock that are convertible within 60 days of April 9, 2020, are deemed to be beneficially owned by the persons holding these warrants, options or shares of Series A preferred stock  for the purpose of computing percentage ownership of that person, but are not treated as outstanding for the purpose of computing any other person’s ownership percentage. Beneficial ownership with respect to an individual holder excludes shares of Series A preferred stock, each of which is convertible into 1,000 shares of our common stock, provided that the holder would not beneficially own in the aggregate more than  9.99% or 14.99%, which percentage may be changed at the holder’s election to any other number less than or equal to 19.99% upon 61 days’ notice (the “Series A Blocker”). Except as indicated in the footnotes below, each of the beneficial owners named in the table below has, to our knowledge, sole voting and investment power with respect to all shares of common stock listed as beneficially owned by him or her, except for shares owned jointly with that person’s spouse.

We have based our calculation of beneficial ownership on 54,754,065 shares of our common stock outstanding as of April 9, 2020. Unless otherwise indicated, the address for each of the stockholders in the table below is c/o Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036.

	Shares of Common Stock Beneficially Owned	Percent of Common Stock Beneficially Owned
Greater than 5% Stockholders:
Takeda Pharmaceutical Company Limited(1)	8,329,996	14.99
Entities affiliated with Shira Capital, LLC(2)	2,966,865	5.42
Entities affiliated with BVF Partners L.P.(3)	5,255,301	8.87
Matthew During, MD, DSc(4)	5,017,200	9.05
Entities affiliated with Consonance Capman GP LLC(5)	2,888,888	5.28
The James R. Singer 2016 Revocable Trust(6)	2,850,000	5.21
Directors and Named Executive Officers:
Jeremy M. Levin, DPhil, MB BChir(7)	5,782,105	10.37
Amit Rakhit, MD, MBA(8)	452,417	*
Timothy Daly (9)	198,584	*
Karen Bernstein, PhD(10)	104,384	*
Barbara G. Duncan(11)	17,117	*
Bart Friedman(12)	84,384	*
Douglas Williams, PhD(13)	89,384	*
All current executive officers and directors as a group (10 persons)(14)	6,995,313	12.29

*	Represents beneficial ownership of less than 1%.
(1)

Based in part on a Schedule 13G/A filed with the SEC on November 22, 2019, Takeda Pharmaceutical Company Limited (“Takeda”) holds sole dispositive power and sole voting power with respect to 1,781,996 of the shares, and Takeda and Millennium Pharmaceuticals, Inc. hold shared dispositive power and shared voting power with respect to 6,548,000 of the shares.  The aggregate number of shares includes 798,000 shares out of the 1,250,000 shares of common stock underlying the Series A preferred stock owned by the reporting persons, which is the number of shares issuable upon conversion of the 1,250 shares of Series A preferred stock as limited by the Series A Blocker as of April 9, 2020. The address for Takeda is 1-1, Doshomachi 4-chome, Chuo-ku, Osaka 540-8645, Japan.

(2)

Based on a Schedule 13D/A filed with the SEC on November 27, 2019, TLS Advisors LLC (“TLS”), Tripletail Capital Management LP (“Tripletail”) and Mark Feldberg hold shared dispositive power and shared voting power with respect to 2,966,865 of the shares, Shira Capital LLC (“Shira”) holds shared dispositive power and shared voting power with respect to 2,464,650 of the shares and TradeLink Securities LLC (“TradeLink”) holds shared dispositive power and shared voting power with respect to 502,215 of the shares. Tripletail is the sole member of Shira and TradeLink. TLS is the adviser to Tripletail, Shira and TradeLink and Mr. Feldberg, as the chairman of TLS, and may be deemed to control Tripletail, Shira and TradeLink. The address for TLS, the affiliated entities and Mr. Feldberg is 100 North Biscayne Blvd Suite 3000 Miami, FL 33132.

(3)

Based in part on a Schedule 13G/A filed with the SEC on February 14, 2020, Biotechnology Value Fund, L.P. and BVF I GP LLC hold shared dispositive power and shared voting power over 2,653,587 of the shares, Biotechnology Value Fund II, L.P. and BVF II GP LLC hold shared dispositive power and shared voting power over 2,066,376 of the shares, Biotechnology Value Trading Fund OS LP and BVF Partners OS Ltd. hold shared dispositive power and shared voting power over 362,877 of the shares, BVF GP Holdings LLC holds shared dispositive power and shared voting power over 4,719,963 of the shares and BVF Partners L.P., BVF, Inc. and Mark N. Lampert hold shared dispositive power and shared voting power over 5,255,301 of the shares. As of April 9, 2020, the Series A Blocker does not limit the aggregate conversion of Series A preferred held by the reporting persons to common stock, and the number of shares reflected includes 4,512,000 shares of common stock underlying 4,512 shares of Series A preferred stock owned by the reporting persons in the aggregate. The address for BVF Inc. is 44 Montgomery Street, 40th Floor, San Francisco, CA 94104.

(4)	Consists of (a) 4,307,314 held directly by Mr. During, and (b) 709,886 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2020.
(5)

Based on a Schedule 13G filed with the SEC on February 14, 2020, Consonance Capman GP LLC (“Consonance”) and Mitchell Blutt hold shared dispositive power and shared voting power over 2,888,888 of the shares, Consonance Capital Management LP holds shares dispositive power and shared voting power over 1,705,504 of the shares and Consonance Capital Opportunity Fund Management LP holds shares dispositive power and shared voting power over 1,183,384 of the shares. The address for Consonance is 1370 Avenue of the Americas, Floor 33, New York, New York 10019.

(6)

Based on a Schedule 13G/A filed with the SEC on March 27, 2020, The James R. Singer 2016 Revocable Trust (the “Singer Trust”) holds sole dispositive power and sole voting power over 2,850,000 of the shares. The address for the Singer Trust is PO Box 1395, Yarmouth, ME 04096.

(7)

Includes (a) 4,736,529 shares held directly by Dr. Levin, (b) 35,461 shares held by Divo Holdings, LLC, a limited liability company managed by Margery Feldberg, Dr. Levin’s spouse, and (c) 1,010,115 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2020.

(8)	Includes (a) 10,258 shares held directly by Dr. Rakhit and (b) 442,159 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2020.
(9)	Includes (a) 9,796 shares held directly by Mr. Daly and (b) 188,788 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2020.
(10)	Includes (a) 20,000 shares held directly by Dr. Bernstein and (b) 84,384 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2020.
(11)	Includes solely 17,117 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2020.
(12)	Includes solely 84,384 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2020.
(13)	Includes (a) 5,000 shares held directly by Dr. Williams and (b) 84,384 shares of common stock issuable upon the exercise of stock options within 60 days of April 9, 2020.
(14)

Consists of (i) 4,817,044 shares of common stock held by all executive officers and directors as a group and (ii) 2,178,269 shares that all executive officers and directors as a group have the right to acquire from us within 60 days of April 9, 2020 pursuant to the exercise of stock options.

DELINQUENT Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2019, all Section 16(a) filing requirements applicable to our officers, directors and greater than 10% beneficial owners were complied with, except that one report covering one transaction was inadvertently filed late on behalf of Mr. Friedman by the Company.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

This year, a number of brokers with account holders who are our stockholders will be “householding” our Proxy Materials. A single Notice of Internet Availability of Proxy Materials will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability of Proxy Materials, please notify your broker or Ovid Therapeutics Inc. Direct your written request to Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036, Attn: Thomas M. Perone, General Counsel, Corporate Secretary, or contact Mr. Perone at (646) 701-5169). Stockholders who currently receive multiple copies of the Notices of Internet Availability of Proxy Materials at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board knows of no business to be brought before the 2020 Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such matter.

By Order of the Board of Directors

/s/ Thomas M. Perone

Thomas M. Perone General Counsel & Corporate Secretary

April 23, 2020

A copy of our Annual Report on Form 10-K for the fiscal year ended December 31, 2019 is available without charge upon written request to: Ovid Therapeutics Inc., 1460 Broadway, Suite 15044, New York, New York 10036, Attn: Thomas M. Perone, General Counsel & Corporate Secretary.

VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on June 3, 2020. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/OVID2020 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 3, 2020. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. OVID THERAPEUTICS INC. 1460 BROADWAY, SUITE 15044 NEW YORK, NY 10036 ATTN: DANIELLE MANN D07045-P34764 OVID THERAPEUTICS INC. The Board of Directors recommends you vote FOR the following: 1. Election of Class III directors to hold office until the 2023 Annual Meeting of Stockholders. For Withhold Nominees: 1a. Jeremy M. Levin 1b. Karen Bernstein For Against Abstain The Board of Directors recommends you vote FOR the following proposal: 2. Ratification of the selection of KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2020. NOTE: The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder(s) and, in the discretion of the proxies, upon such other business as may properly come before the meeting. If no direction is made, this proxy will be voted FOR the nominees for the Board of Directors listed in Proposal 1 and FOR Proposal 2, ratification of KPMG LLP as our independent registered public accounting firm. ! For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. D07046-P34764 OVID THERAPEUTICS INC. 2020 Annual Meeting of Stockholders June 4, 2020 11:00 AM, EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) Jeremy M. Levin and Thomas M. Perone, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of OVID THERAPEUTICS INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/OVID2020 at 11:00 AM, EDT on June 4, 2020, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side